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                                                                    EXHIBIT 11.1

                                  LYDALL, INC.

         SCHEDULE OF COMPUTATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

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
                                                                       THREE
                                                                      MONTHS
                                                                       ENDED
                                                                     MARCH 31,
                                                                    -----------
                                                                    1995  1994
                                                                    ----- -----
                                                                   (INTHOUSANDS)
                                                                    (UNAUDITED)
Primary
  Weighted average number of common shares......................... 8,620 8,275
  Additional shares assuming conversion of stock options and
   warrants........................................................   452   617
                                                                    ----- -----
  Weighted average common shares and equivalents outstanding....... 9,072 8,892
                                                                    ===== =====
Fully Diluted
  Weighted average number of common shares......................... 8,620 8,275
  Additional shares assuming conversion of stock options and
   warrants........................................................   455   641
                                                                    ----- -----
  Weighted average common shares and equivalents outstanding....... 9,075 8,916
                                                                    ===== =====
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